
                                                                                                        Exhibit 12
  Page 1

                                          GTE CORPORATION AND SUBSIDIARIES

                         CONSOLIDATED STATEMENTS OF THE RATIO OF EARNINGS TO FIXED CHARGES
                                               (Thousands of Dollars)

                                                    (Unaudited)


                                        Six Months Ended                      Years Ended December 31
                                         June 30, 1994     1993        1992        1991        1990        1989
  Net earnings available for fixed charges:
     Income from continuing operations               $1,099,150  $  989,803  $1,787,035  $1,528,102  $1,622,261
  $1,550,450
     Add (deduct) -
       Income taxes                                  704,979     567,747     966,589     662,860     697,963
  719,854
       Interest expense                              567,425     1,298,234   1,475,670   1,574,746   1,510,909
  1,282,691
       Capitalized interest (net of
          amortization)                              (2,435)     (3,421)     (4,931)     (14,791)    (18,316)
  (18,121)
       Preferred stock dividends of subsidiaries     9,636       22,162      23,429      25,317      28,697
  33,775
       Additional income requirement on preferred
          stock dividends of subsidiaries            6,187       12,739      12,671      11,006      12,357
  15,676
       Minority interests                            67,726      112,335     112,425     103,626     83,471
  79,554
       Portion of rent expense representing
           interest                                      66,227     153,058     196,533     210,698     206,959
  199,408
                                                     2,518,895   3,152,657   4,569,421   4,101,564   4,144,301
  3,863,287
     Deduct - Minority interests                        (117,174)              (236,944)   (248,979)   (247,284)
  (224,240)                                            (211,816)
               Adjusted earnings available
                   for fixed charges from
                   continuing operations             $2,401,721  $2,915,713  $4,320,442  $3,854,280  $3,920,061
  $3,651,471

  Fixed Charges:
     Interest charges                                $  567,425  $1,298,234  $1,475,670  $1,574,746  $1,510,909
  $1,282,691
     Preferred dividends of subsidiaries             9,636       22,162      23,429      25,317      28,697
  33,775
     Additional income requirement on preferred
        dividends of subsidiaries                    6,187       12,739      12,671      11,006      12,357
  15,676
     Portion of rent expense representing
         interest                                        66,227     153,058     196,533     210,698     206,959
  199,408
                                                     649,475     1,486,193   1,708,303   1,821,767   1,758,922
  1,531,550
     Deduct - Minority interests                        (34,224)    (78,421)    (86,504)    (89,479)    (91,730)
  (80,287)
               Adjusted fixed charges                $  615,251  $1,407,772  $1,621,799  $1,732,288  $1,667,192
  $1,451,263

  Ratio of Earnings to Fixed Charges - continuing
     operations                                   3.90        2.07        2.66        2.22        2.35        2.52






                                                                                                        Exhibit 12
  Page 2
                                          GTE CORPORATION AND SUBSIDIARIES

          CONSOLIDATED STATEMENTS OF THE RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
                                               (Thousands of Dollars)

                                                    (Unaudited)

                                        Six Months Ended                      Years Ended December 31
                                         June 30, 1994     1993        1992        1991        1990        1989
  Net earnings available for fixed charges
  and preferred stock dividends:
     Income from continuing operations               $1,099,150  $  989,803  $1,787,035  $1,528,102  $1,622,261
  $1,550,450
     Add (deduct) -
       Income taxes                                  704,979     567,747     966,589     662,860     697,963
  719,854
       Interest expense                              567,425     1,298,234   1,475,670   1,574,746   1,510,909
  1,282,691
       Capitalized interest (net of
          amortization)                              (2,435)     (3,421)     (4,931)     (14,791)    (18,316)
  (18,121)
       Preferred stock dividends of subsidiaries     9,636       22,162      23,429      25,317      28,697
  33,775
       Additional income requirement on preferred
          stock dividends of subsidiaries            6,187       12,739      12,671      11,006      12,357
  15,676
       Minority interests                            67,726      112,335     112,425     103,626     83,471
  79,554
       Additional income requirement on preferred
          stock dividends of Parent                  3,916       10,246      14,241      15,991      18,802
  22,085
       Portion of rent expense representing
           interest                                      66,227     153,058     196,533     210,698     206,959
  199,408
                                                     2,522,811   3,162,903   4,583,662   4,117,555   4,163,103
  3,885,372
     Deduct - Minority interests                        (117,174)              (236,944)   (248,979)   (247,284)
  (224,240)                                            (211,816)
        Adjusted earnings available for fixed
         charges and preferred stock
          dividends - continuing operations          $2,405,637  $2,925,959  $4,334,683  $3,870,271  $3,938,863
  $3,673,556

  Fixed Charges and preferred stock dividends:
     Interest charges                                $  567,425  $1,298,234  $1,475,670  $1,574,746  $1,510,909
  $1,282,691
     Preferred dividends of subsidiaries             9,636       22,162      23,429      25,317      28,697
  33,775
     Additional income requirement on preferred
        dividends of subsidiaries                    6,187       12,739      12,671      11,006      12,357
  15,676
     Preferred stock dividends of Parent             6,100       17,825      26,331      36,785      43,662
  47,583
       Additional income requirement on preferred
          stock dividends of Parent                  3,916       10,246      14,241      15,991      18,802
  22,085
     Portion of rent expense representing
         interest                                        66,227     153,058     196,533     210,698     206,959
  199,408
                                                     659,491     1,514,264   1,748,875   1,874,543   1,821,386
  1,601,218
     Deduct - Minority interests                        (34,224)    (78,421)    (86,504)    (89,479)    (91,730)
  (80,287)
               Adjusted fixed charges                $  625,267  $1,435,843  $1,662,371  $1,785,064  $1,729,656
  $1,520,931

  Ratio of Earnings to Fixed Charges and
     preferred stock dividends -
       continuing operations                      3.85        2.04        2.61        2.17        2.28        2.42
